EMPLOYMENT AGREEMENT

            THIS AGREEMENT is made and entered into this 10th day of December, 2001 by and between DR. JOSE ANTONIO O'DALY (the "Employee"), and ASTRALIS LTD., a Delaware corporation (the "Employer").

                                   WITNESSETH:

            WHEREAS, Employee has dedicated the past fifteen years endeavoring to find a cure for the disease Psoriasis and is the owner of a United States patent application filed with the United States Patent and Trademark Office on or about March 15, 2001, entitled "Compositions and Methods for the Treatment and Clinical Remission of Psoriasis;" and

            WHEREAS, Employee has granted Employer an exclusive right and license to use and exploit his patent pursuant to a License Agreement dated as of April 26, 2001; and

            WHEREAS, Employer is a start-up phase biotechnology company formed to engage in research and development of treatments for immune system disorders and skin diseases and its first produced candidate id a new drug named Psoraxine which is based entirely upon Employee's research and development efforts; and

            WHEREAS, SkyePharma PLC, a corporation organized under the laws of England and Wales, proposes making a US $20,000,000 equity investment in Employer provided that Employer and Employee execute this Agreement and agree to be bound by the terms hereof; and

            WHEREAS, the Employer desires to employ Employee on a full time basis and employee desires to accept such engagement;

            NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. EMPLOYMENT

            The Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

            2. TERM

            Subject to the provisions of this Agreement respecting termination of employment hereinafter set forth, the term of the Agreement shall be for a period of three (3) years commencing on the date of this Agreement and terminating on the third anniversary of the date hereof (the "Term"). Employer and Employee agree that beginning six months prior to the expiration of the Term, either party at its option may request to renew the Agreement for an additional term of up to three (3) years, in which case the parties will initiate good faith negotiations with respect to the terms and conditions of a possible renewal or extension of this Agreement. Any such extension or renewal of this Agreement shall be evidenced by a new written agreement and shall contain such terms and conditions as the parties shall mutually agree in writing.

            3. DUTIES

            (A) Office. The Employee shall serve the Employer during the Term as Chairman of the Board of Directors and Employees shall report to the Board of Directors.

            (B) Time. During the Term, the Employee shall devote his entire time, energy and skill to the affairs of the Employer and to the promotion of its interests. Employee will apply on a full time basis all of his skills and experience to the performance of his duties in such employment, and Employee shall have no other employment and, without the consent of the Employer's Board of Directors, no outside business activities that require the devotion of material amounts of the Employee's time.

            (C) Place. The Employee shall perform his services in Caracas, Venezuela and at Employer's current executive offices in Florham Park, New Jersey, and shall engage in such reasonable travel as the performance of his duties on behalf of Employer may require.

            4. COMPENSATION

            (A) Base Salary. Subject to the provisions of this Agreement, the Employer shall pay or cause to be paid to the Employee, during the term of this Agreement, a base salary (the "Salary") at a rate of not less than U.S. $150,000 per year. The Employer annually may increase, but not decrease, Employee's base salary based upon the Employee's performance during such year and in accordance with the Employer's corporate policies. The Salary shall be earned and shall be payable at such intervals and otherwise in such manner as is consistent with the normal practice of the Employer for remuneration of its employees. The Employer will also pay or reimburse the Employee for all documented reasonable business expenses actually incurred or paid by Employee in the performance of his duties hereunder in accordance with Employer's policies for incurring such expenses, upon presentation of expense statements or vouchers or such other supporting information as Employer may reasonably require of Employee.

            (B) Bonus. In addition to payment of his salary, the Employee may from time to time receive payment of a bonus, the amount, terms and conditions of which shall be determined by Employer's Board of Director's in its sole discretion based upon Employee's performance.

            (C) Benefits. During the Term, except as may be otherwise provided herein, the Employee will be entitled to participate in such benefit plans as may be maintained by the Employer for the benefit of senior management employees of the Employer, such participation to be on terms and conditions at least equivalent to terms and conditions upon which such benefits are provided to other full-time senior management employees of the Employer. Without limiting the foregoing, the Employee shall be entitled to medical benefits, group life insurance, holiday,


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vacation or similar rights, and such privileges as are from time to time provided by the Employer to its full-time senior management employees.

            (D) Withholding. The Employer shall be entitled to withhold amounts from any compensation or other form of remuneration or benefit payable by the Employer to the Employee that the Employer reasonably believes it is required to withhold under any federal, state, local or foreign tax law to which the Employer is subject.

            5. DISABILITY; DEATH

            (A) Disability. If during the Term the Employee shall become incapable of performing his duties and fulfilling his obligations hereunder because of injury or physical or mental illness ("Disability"), and such Disability shall continue, or reasonably may be expected, upon competent medical opinion, to continue for more than six months, or for shorter periods aggregating more than six months in any twelve-month period, the Employer shall, nevertheless, continue to pay the Employee his Salary through the last day of the sixth consecutive month of Disability or, if applicable, the date upon which the shorter periods of Disability shall have aggregated more than six months in the twelve-month period (in either event, the "Disability Date"). The Employer may, at any time on or after the Disability Date, terminate this Agreement and all obligations on the part of either party hereto, other than the obligations of the Employee under Section 6 hereof, which obligations shall continue in effect for the period therein stated.

            (B) Death. If the Employee shall die during the term of this Agreement, this Agreement shall terminate on the date of Employee's death except that the Employee's estate shall be entitled to receive the Salary provided in
Section 4(B) to the last day of the month in which his death occurs and the balance of any amounts that would have been payable hereunder. Such termination shall not affect any vested rights which the Employee may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Employer or any affiliate of the Employer.

            6. PROTECTION OF CONFIDENTIAL INFORMATION AND NON-COMPETITION

            (A) Confidential Information. The Employee acknowledges that his employment by the Employer will, throughout the term of this Agreement, bring him into close contact with its Confidential Information of the Employer, which term shall include but not be limited to information about costs, profits, markets, sales, past, present and future products, key personnel, pricing policies, product designs and plans, processes, operational methods, technical processes, designs or other technical data, other business affairs and methods and plans for future development, and other information not readily available to the public. The Employee further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, the Employee covenants and agrees:

                        (i) that he will keep secret all Confidential Information of the Employer and will not disclose such Confidential Information to anyone outside of the Employer, either during or after the Term, except with the Employer's prior written consent, and


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

he will not use such Confidential Information at any time in any way which might be detrimental to the interest of the Employer; and

                        (ii) that he will deliver promptly to the Employer at any time the Employer may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to or containing Confidential Information, or the business of the Employer, which he may then possess or have under his control.

            (B) Non-Competition. The Employee shall not, for a period of one (1) year from the date this Agreement is terminated (regardless of whether this Agreement has been terminated prior to the Term), anywhere in the United States,
(i) directly or indirectly, own, manage, become an employee of, operate, join or control, or participate in the ownership, management, operation or control of, any business, firm, corporation, partnership, proprietorship or other entity which is engaged in the business of developing drugs for treatment of immune system disorders or skin diseases (although nothing herein shall prohibit Employee from conducting clinical research), (ii) solicit employment of any of the employees, consultants, agents or independent contractors of the Employer (for this purpose the terms "employees," "consultants," "agents" and "independent contractors" shall include any persons having such status with regard to the Employer at any time during the six (6) months preceding any solicitation in question), or (iii) solicit, interfere with or endeavor to entice away from the Employer any customer of the Employer. The foregoing restrictions in subclause (B)(i) shall not apply to investment in shares of stock traded on a national securities exchange or on the national over-the-counter market which shall, at the time of acquisition, constitute less than five percent of the outstanding shares of such stock.

            (C) Assignment of Inventions, Techniques. Employee assigns to Employer his entire right, title and interest in any invention, technique, process, device, discovery, improvement or know-how, patentable or not, that Employee conceives, solely or jointly, while working for Employer: (a) that relates in any manner to the actual or anticipated business of Employer; (b) that is suggested by or results from any task assigned to Employee or work performed by Employee for or on behalf of Employer; or (c) for which Employer's equipment, supplies, facilities, information or materials are used. Employee shall disclose any such invention, technique, process, device, discovery, improvement or know-how promptly to Employer. Further, Employee shall execute a specific assignment of title to Employer and do anything else reasonably necessary to enable Employer to secure patent, trade secret or any other proprietary rights in the United States or foreign countries.

            (D) Specific Remedies. If the Employee commits a breach of Section 6(A), (B) or (C) of this Agreement, the Employer shall have (i) the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to the Employer and that money damages will not provide an adequate remedy to the Employer, and (ii) the right and remedy to require the Employee to account for and pay over to the Employer all compensation, profits, moneys, accruals, increments or other benefits (collectively, "Compensation") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of Section 6(A), (B) or (C), as the case may be, and the Employee hereby agrees to account for and pay over such benefits to the Employer.


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            7. TERMINATION

            Except for, and subject to, the provisions of Section 5 and 6 hereof, this Agreement and all of the liabilities and obligations of the Employer to the Employee hereunder, shall terminate upon the earliest happening of any of the following events, to wit:

                        (i) The date upon which the employment terminates pursuant to Section 2 hereof.;

                        (ii) Termination by the Employee at any time provided Employee gives Employer six (6) months prior written notice prior to the date of Employee's termination;

                        (iii) Termination by the Employer without cause provided it gives Employee ninety (90) days prior written notice prior to the date of termination;

                        (iv) Death of the Employee, subject to the provisions of
Section 5(B), hereof;

                        (v) Termination by the Employer of this Agreement due to the Disability of the Employee, subject to the provisions of Section 5(A), hereof; or

                        (vi) Termination of this Agreement for cause.

            For purposes of this Agreement, "cause" shall mean (i) the failure or inability of the Employee to cure, within 10 days of receipt of written notice on behalf of the Board, the Employee's failure to substantially perform the primary duties of his employment hereunder; (ii) Employee's conviction (including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude under state or federal criminal laws; (iii) the good faith determination of the Board that the Employee has become unable, as a result of alcohol or drug use, to carry out the responsibilities of his employment; (iv) the commission by the Employee of any act of fraud, or material act of malfeasance, disloyalty or breach of trust against the Employer, as determined by the Board in good faith; or (v) the violation by the Employee of his covenants contained in Section 6. In the event this Agreement is terminated for cause the Employee shall be entitled to receive all amounts and benefits accrued under this Agreement to the date of such termination, but no further benefits shall thereafter accrue to the Employee under this Agreement.

            8. NOTICES

            All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or three days after being mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

            If to the Employer:

            Astralis Ltd.


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

            135 Columbia Turnpike
            Suite 301
            Florham Park, New Jersey 08932
            Attention: Chief Executive Officer

            If to the Employee:

            Dr. Jose Antonio O'Daly
            c/o Astralis Ltd.
            135 Columbia Turnpike
            Suite 301
            Florham Park, New Jersey 08932
            Attention: Chairman of the Board of Directors

            9. INDEPENDENCE, SEVERABILITY AND NON-EXCLUSIVITY

            Each of the rights and remedies enumerated in Section 6 shall be independent of the other and shall be severally enforceable and all of such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Employer under the law or in equity. If any of the covenants contained in Section 6 or if any of the rights or remedies enumerated in Section 6, or any part of any of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions. If any of the covenants contained in Section 6 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

            10. MISCELLANEOUS

            (A) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

            (B) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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

            (C) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior negotiations, agreements, arrangements and understandings, written or oral, between the parties.

            (D) No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

            (E) Assignability. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee, but is nevertheless binding on Employee's heirs, executors and administrators and on Employer's successors and assigns.

            (F) Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

            (G) Amendments; Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party granting such waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.


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

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                              /s/ Jose Antonio O'Daly
                                              ----------------------------------
                                              Dr. Jose Antonio O'Daly
                                              Chairman of the Board of Directors


                                              /s/ Mike Ajnsztajn
                                              ----------------------------------
                                              Mike Ajnsztajn
                                              Chief Executive Officer


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